UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WINMARK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1622691
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

4200 Dahlberg Drive, Suite 100

Minneapolis, MN 55422-4837

(Address of principal executive offices) (Zip Code)

Winmark Corporation Stock Option Plan for Nonemployee Directors

(Full Title of the Plan)

Catherine P. Heaven, Esq.

4200 Dahlberg Drive, Suite 100

Minneapolis, Minnesota  55422-4837

(763) 520-8500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel A. Yarano, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402-1425

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable upon exercise of options granted under the Nonemployee Director Stock Option Plan :	100,000 shares	$18.25	$1,825,000	$56.03

TOTAL				$56.03

(1)                                  In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)                                  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on May 23, 2007.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Stock Option Plan for Nonemployee Directors. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 33-85972 and 333-120489 are incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 24th day of May, 2007.

WINMARK CORPORATION
(the “Registrant”)

By	/s/ Catherine P. Heaven
Catherine P. Heaven, General Counsel

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints John L. Morgan and Brett D. Heffes his/her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Winmark Corporation relating to the Company’s Stock Option Plan for Nonemployee Directors and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John L. Morgan	Chairman of the Board and Chief Executive	May 24, 2007
John L. Morgan	Officer (principal executive officer)

/s/ Brett D. Heffes	Chief Financial Officer and Treasurer	May 24, 2007
Brett D. Heffes	(principal financial officer)

/s/ Gary Stofferahn	Principal Accounting Officer	May 24, 2007
Gary Stofferahn	(principal accounting officer)

/s/ Kirk A. MacKenzie	Vice Chairman and Director	May 24, 2007
Kirk A. MacKenzie

/s/ William D. Dunlap, Jr.	Director	May 24, 2007
William D. Dunlap, Jr.

/s/ Jenele C. Grassle	Director	May 24, 2007
Jenele C. Grassle

/s/ Paul C. Reyelts	Director	May 24, 2007
Paul C. Reyelts

/s/ Mark L. Wilson	Director	May 24, 2007
Mark L. Wilson

/s/ Dean B. Phillips	Director	May 24, 2007
Dean B. Phillips

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

WINMARK CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5	Opinion and consent of counsel regarding securities under the Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of current independent registered public accounting firm
23.3	Consent of former independent registered public accounting firm
24	Power of attorney (See Signature Page)